EXHIBIT 99.3

IR Agency Contact:
Kirsten Chapman, Sr. V.P.
Lippert/Heilshorn & Associates, Inc.
415-433-3777
kirsten@lhai-sf.com

RAE Systems Acquires Assets of Aegison Corporation for
$2 Million

Purchase Expands Capabilities to Include Integrated Digital Video Surveillance and Sensor Solutions

SAN JOSE, Calif. – July 11, 2006 – RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical and radiation detection monitors and networks for homeland security and industrial applications, today purchased the assets, including two pending patents, of Santa Clara, California-based Aegison Corporation, a leading supplier of fixed and mobile digital video surveillance systems for $2 million in cash.

“RAE Systems has led technology innovation in wireless sensor solutions,” said Robert Chen, RAE Systems chief executive officer. “Having partnered with Aegison, we developed a deep understanding of the competitive advantages for an integrated digital video surveillance and wireless sensor solution. Recognizing this advantage, we seized the opportunity to secure the technology exclusively for RAE Systems. The purchase of Aegison reaffirms our commitment to the security market and broadens our offering, enabling us to provide security and safety solutions that deliver both real-time sensor data and visual records of events.”

“In addition to the product synergies, we will be able to leverage Aegison’s complementary customer base. Aegison has built relationships with law enforcement agencies, municipal transportation, the U.S. military and entertainment venues including Universal Studios,” added Chen.

Aegison is a global provider of innovative digital surveillance solutions for a variety of security applications and environments including large-scale mobile deployments. Aegison video systems provide complete digital surveillance and back-end management solutions which include mobile embedded digital video recorders, wireless video transmitters with vehicle positioning systems, and central security data management servers. All of the U.S.-based employees have been offered positions at RAE Systems headquarters in San Jose, California.

About RAE Systems
RAE Systems is a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals. RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management and statements regarding the Company and it products. Each of these forward-looking statements is subject to risks and uncertainties and readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. In addition, our forward-looking statements should be considered in the context of the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the Company assumes no obligation to update such statements.